Mr A Keinan
4 Wycombe Gardons
London

31 December 03

Messrs
Xfone Inc
Neil Road
Suite 500
Reno
Nevada 89511

Dear Sirs,

Re:      Outstanding Loan.

This is to confirm the amount due as 31 December 03 is as follows:

         A)       Amount of (pound)54,070 - to be payable during the year of
                  2004

         B) Amount of (pound)232,666 - to be payable 50% which is (pound)116,333 during the year 2005, and 50% which is (pound)116,333 will be payable during the year 2006.


Yours faithfully,


A. Keinan